UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 6, 2007, Nucor Corporation announced that its board of directors had authorized the repurchase of up to an additional 30.0 million shares of its common stock, effective immediately. Since 2005, Nucor has repurchased approximately 37.0 million shares at a cost of $1.6 billion, including the repurchase of 11.6 million shares to date in the third quarter of 2007 at a cost of $599.8 million, completing the previous repurchase authorization. Share repurchases will be made from time to time either in the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. As of August 25, 2007, Nucor had 287.9 million shares outstanding. A copy of the news release the Company issued announcing this authorization is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	News Release of Nucor Corporation, issued September 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: September 6, 2007

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release of Nucor Corporation, issued September 6, 2007

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